Exhibit 10(t)



                                                       EXHIBIT B
                     EXECUTIVE AGREEMENT


THIS AGREEMENT is made and entered into as of _______ 1994 (the
"Effective Date"), by and between ______________ ("Executive") and SafeCard Services, Incorporated, a Delaware corporation, and its affiliated companies (the "Company").

                      Preliminary Statement

     Executive has been employed by the Company since
__________________ and is currently employed as_________________________________________.

     The Company recognizes that Executive is a valuable resource of the Company and the Company desires to provide Executive certain benefits upon the occurrence of certain events as set forth in this Agreement.

     NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the parties hereto agree as follows:

     1. Definitions. For purposes of this Agreement, the following terms shall have the meanings set forth below:

          (a) The term "Change in Control" shall mean the occurrence of any one of the following events:

               (i) the Company's acquisition of actual knowledge that any person (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), other than an employee benefit plan established or maintained by the Company or any of its affiliates, is or becomes the beneficial owner (as defined in Rule 13d-3 of the Exchange Act) directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then-outstanding securities;

               (ii) the first purchase of the Company's common stock pursuant to a tender or exchange offer (other than a tender or exchange offer made by the Company or an employee benefit plan established or maintained by the Company or any of its affiliates);

               (iii)     the approval by the Company's
stockholders of (A) a merger or consolidation of the Company with or into another corporation (other than a merger or consolidation in which the Company is the surviving corporation and which does not result in any capital reorganization or reclassification or other change in the Company's then-outstanding shares of common stock), (B) a sale or disposition of all or substantially all of the Company's assets or (C) a plan of liquidation or dissolution of the Company;

               (iv)      if during any period of two (2)
consecutive years, individuals who at the beginning of such period constitute the Board cease for any reason to constitute at least two-thirds thereof, unless the election or nomination for the election by the Company's stockholders of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period; or

               (v) the termination of the employment of Paul G.
Kahn as Chairman and Chief Executive Officer of the Company for any reason other than death or Disability prior to December 31, 1997;

provided, however, that notwithstanding the above, a "Change in Control" shall not be deemed to occur if the events described in clauses (i), (ii), (iii) and (iv) above, (x) are accompanied or preceded, within the previous year, by a public disclosure made by or on behalf of the acquiring person, which disclosure has been approved or agreed to by the Company, of a proposal with respect to such events, including the terms of such proposal, and (y) are approved by a vote of at least a majority of the directors then still in office who were directors on the date immediately after the Effective Date.

          (b)  The term "Cause" shall mean:

               (i) the failure of Executive substantially to perform Executive's duties or responsibilities with the Company
(other than any failure due to physical or mental incapacity);

               (ii) Executive's conviction of a felony;

               (iii)     any conduct involving moral turpitude
(whether or not a felony) or any other conduct involving dishonesty or willful misconduct intended to injure the Company
(whether or not a felony); or

               (iv) willful malfeasance or gross misconduct of Executive in the performance of Executive's duties;

provided, however, that the Company shall not be deemed to have Cause pursuant to clause (i) unless the Company gives Executive written notice that the specified conduct has occurred and Executive fails to cure the conduct within thirty (30) days after receipt of such notice. Termination of Executive for Cause shall be communicated by delivery to Executive of a notice specifying the conduct or event constituting Cause, including, with respect to the conduct described in clause (i), that Executive failed to cure such conduct during the thirty-day period following the date on which the Company gave Executive written notice thereof.

          (c) The term "Disability" shall mean any medically determinable physical or mental impairment that renders Executive substantially unable to perform all of Executive's duties and responsibilities with the Company for 180 days during any 360-day period. The date of the Disability is the date on which Executive is certified as having incurred a Disability by a physician mutually acceptable to Executive (or Executive's representative) and the Company.

          (d) The term "Good Reason" shall mean the occurrence of any one of the following events upon, or within twenty-four (24) months after, a Change in Control:

               (i) the assignment to Executive by the Company of duties inconsistent with Executive's duties and responsibilities as ________________ and _______________, or any material adverse change to Executive's title of _________________________ and ______________, or any material reduction in Executive's duties or responsibilities;

               (ii) a reduction by the Company in Executive's base salary as in effect on the Effective Date or as the same may be increased by the Company from time to time;

               (iii) a failure by the Company to continue either (A) the Incentive Compensation Plan of the Company
(provided that such plan may be modified from time to time) or (B) any plan providing Executive with, in the aggregate, substantially similar benefits (a "Substitute Plan"), or a failure by the Company to continue Executive as a participant in the Incentive Compensation Plan or in any Substitute Plan on at least the same basis as Executive participates, as the case may be, at the Effective Date or upon the date of adoption of the Substitute Plan;

               (iv) the failure by the Company to obtain the specific assumption of this Agreement by any successor or assign of the Company or any person acquiring substantially all of the Company's assets;

               (v) a failure by the Company to continue in effect either (A) any material benefit or compensation plan or stock option plan (including any pension, profit sharing, bonus, life insurance, health, accidental death or dismemberment or disability plan) in which Executive is participating, or (B) plans providing Executive with, in the aggregate, substantially similar benefits or the taking of any action by the Company which would adversely affect Executive's participation in or materially reduce Executive's benefits under any such plan; and

               (vi) any material breach by the Company of this Agreement;

provided, however, that except with respect to the events described in clauses (ii), (iv), (v) or (vi) above, Good Reason shall not be deemed to occur unless Executive gives the Company written notice that the specified conduct or event has occurred and the Company fails to cure the conduct or event within thirty (30) days of the receipt of such notice. For purposes of this Section 1(d), Executive's good faith determination that any of the above events have occurred shall be conclusive.

     2.   Operation of Agreement.   This Agreement shall
constitute a valid and binding contract between the parties immediately upon its execution. Nevertheless, Executive and the Company shall have no obligations hereunder until, and only upon the occurrence of, Executive's resignation with Good Reason or the Company's termination of the Executive's employment other than for Cause, death, Disability or retirement. Prior to the occurrence of such events, the Company's employment obligations to Executive, if any, shall not be affected by this Agreement and it is clearly understood and agreed that Executive shall have no right on account of this Agreement to be retained in the employ of the Company or to be retained in any particular position in the Company.

     3. Resignation with Good Reason or Termination After a Change in Control Other Than For Cause, Death, Disability or Retirement. If Executive resigns from the Company for Good Reason or if, after a Change in Control, the Company terminates Executive's employment other than for Cause, death, Disability or retirement, Executive shall be entitled to all of the following:

          (a) The Company shall make a lump sum payment of the portion of Executive's annual base salary accrued but unpaid as of the date of Executive's resignation or termination and any other amounts, including but not limited to expense reimbursement, due and owing to Executive by the Company as of such date.

          (b) The amount and value of Executive's entire plan account and interest under the Company's 401(k) and Profit-Sharing Plan (the "401(k) Plan"), any other retirement, investment or stock ownership plan, and all employer contributions made or payable to any such plan for Executive's account prior to the end of the month in which Executive's resignation or termination occurs shall be deemed vested and payable to Executive. Such payment or distribution shall be in accordance with the elections made by the Executive.

          (c) All stock options, restricted stock, stock appreciation rights, and other stock-based incentive compensation granted to the Executive by the Company shall immediately vest in their entirety, and Executive may exercise all such options and rights, and shall receive payments and distributions accordingly.

          (d) The Company shall make a lump sum payment equal to one hundred percent (100%) of Executive's annual base salary in effect immediately prior to Executive's termination or resignation; provided that this payment will not be included in the calculation of any of Executive's benefits including, but not limited to, any benefits to which Executive may be eligible under the 401(k) Plan.

          (e) The Company shall pay a lump sum which will constitute payment in full for all unused vacation to which Executive is entitled immediately prior to Executive's resignation or termination; provided that this payment will not be included in the calculation of any of Executive's benefits including, but not limited to, any benefits to which Executive may be eligible under the 401(k) Plan.

          (f) If, at the end of the fiscal year in which Executive's resignation or termination occurred, the Company pays awards under its Short-Term Incentive Compensation Plan to any individual within the class to which Executive belonged immediately prior to resignation or termination, the Company shall pay to Executive an amount equal to the award that Executive would have received under the Company's Short-Term Incentive Compensation Plan but for the resignation or termination, prorated for the length of Executive's service on the active payroll during the fiscal year in which Executive's resignation or termination occurred. This amount shall be paid in a lump sum at or about the time that such awards are paid to active employees.

          (g) The Company shall provide outplacement services for Executive at the Company's expense for a period of twelve (12) months, provided that Executive shall have commenced utilizing such services within three (3) months of Executive's termination or resignation.

          (h) The Company shall provide continued coverage under the Company's medical insurance plan for up to twelve (12) months after Executive's resignation or termination, provided that Executive timely elects coverage under the Consolidated Omnibus Budget Reconciliation Act of 1986 ("COBRA"). Executive will pay the premium for such coverage, but will be reimbursed for such premiums by the Company upon presentation of proof of payment. Executive understands and acknowledges that such COBRA coverage will automatically terminate (absent legal exception) upon Executive's becoming eligible for group coverage under another plan of any other employer or organization, or upon Executive's failure to pay a required premium.

Any amounts payable to Executive under this Section 3 shall be paid to Executive subject to all applicable taxes required to be withheld by the Company pursuant to federal, state or local law.
Executive shall be solely responsible for all taxes imposed on Executive by reason of Executive's receipt of any amounts of compensation or benefits payable to Executive hereunder.


     4.   Termination Other Than For Cause, Death, Disability or
Retirement.   If the Company terminates Executive's employment
other than for Cause, death, Disability, or retirement prior to any Change of Control, Executive shall be entitled to all of the following:

          (a) The Company shall make a lump sum payment of the portion of Executive's annual base salary accrued but unpaid as of the date of Executive's termination and any other amounts, including but not limited to expense reimbursement, due and owing to Executive by the Company as of the date of Executive's termination.

          (b) The amount and value of Executive's entire plan account and interest under the Company's 401(k) and Profit-Sharing Plan (the "401(k) Plan"), any other retirement, investment or stock ownership plan, and all employer contributions made or payable to any such plan for Executive's account prior to the end of the month in which Executive's termination occurs shall be deemed vested and payable to Executive. Such payment or distribution shall be in accordance with the elections made by the Executive.

          (c) The Company shall make a lump sum payment equal to one hundred percent (100%) of Executive's annual base salary in effect immediately prior to Executive's termination; provided that this payment will not be included in the calculation of any of Executive's benefits including, but not limited to, any benefits to which Executive may be eligible under the 401(k) Plan.

          (d) The Company shall pay a lump sum which will constitute payment in full for all unused vacation to which Executive is entitled immediately prior to Executive's termination; provided that this payment will not be included in the calculation of any of Executive's benefits including, but not limited to, any benefits to which Executive may be eligible under the 401(k) Plan.

          (e) The Company shall provide outplacement services for Executive at the Company's expense for a period of twelve (12) months, provided that Executive shall have commenced utilizing such services within three (3) months of Executive's termination.

          (f) The Company shall provide continued coverage under the Company's medical insurance plan for up to twelve (12) months after Executive's termination, provided that Executive timely elects coverage under the Consolidated Omnibus Budget Reconciliation Act of 1986 ("COBRA"). Executive will pay the premium for such coverage, but will be reimbursed for such premiums by the Company upon presentation of proof of payment. Executive understands and acknowledges that such COBRA coverage will automatically terminate (absent legal exception) upon Executive's becoming eligible for group coverage under another plan of any other employer or organization, or upon Executive's failure to pay a required premium.

Any amounts payable to Executive under this Section 4 shall be paid to Executive subject to all applicable taxes required to be withheld by the Company pursuant to federal, state or local law.
Executive shall be solely responsible for all taxes imposed on Executive by reason of Executive's receipt of any amounts of compensation or benefits payable to Executive hereunder.

     5. No Authorization. Executive understands and agrees that, after Executive's resignation or termination, Executive will no longer be authorized to incur any expenses, obligations or liabilities on behalf of the Company.

     6. Release and Covenant Not to Sue. Executive hereby agrees that contemporaneous with Executive's acceptance of amounts payable under Section 3 (d) through (h) or Section 4 (c) through (f) hereof, Executive shall for [himself/herself], [his/her] attorneys, heirs, executors, administrators, successors and assigns, enter into a full Release and Covenant Not to Sue Agreement ("Release Agreement") prepared by the Company. The Release Agreement shall release and discharge the Company and any of its subsidiaries, as well as its and their successors, assigns, officers, directors, representatives, and employees from and for any and all claims, including but not limited to claims of alleged wrongful discharge or alleged employment discrimination under any federal, state or local statute, rule or regulation.

     7. Return of Materials. In accordance with Executive's existing and continuing obligations to the Company, Executive agrees to return to the Company, on or promptly after Executive's resignation or termination, all Company property or copies thereof, including, but not limited to, files, records, computer access codes, computer programs, keys, card key passes, instruction manuals, documents, business plans and other property which Executive received or prepared or helped to prepare in connection with Executive's employment with the Company, and to assign to the Company all right, title and interest in such property, and any other inventions, discoveries or works of authorship created by Executive within the scope and during the course of Executive's employment.

     8. Proprietary Information. Executive affirms Executive's present and future obligation to keep all Proprietary Company Information confidential and not to disclose it to any third party in the future. As used in this Agreement, the term
"Proprietary Company Information" includes, but is not necessarily limited to, technical, marketing, business, financial or other information of the Company which constitutes trade secrets or information not available to competitors of the Company, the use or disclosure of which might reasonably be construed to be contrary to the interests of the Company.

     9. Confidentiality. Executive shall not at any time talk about, write about or otherwise publicize the terms or existence of this Agreement or any fact concerning its negotiation, execution or implementation except with (i) an attorney who may be advising Executive in connection with this Agreement; (ii) a financial consultant, tax advisor or executive outplacement counsellor; and (iii) Executive's immediate family (including Executive's spouse and children residing with Executive) provided that such persons agree in advance to keep said information confidential and not to disclose it to others.

     10. Arrangements Not Exclusive or Limiting. The specific arrangements referred to herein are not intended to exclude or limit Executive's participation in other benefits available to executive personnel of the Company generally, or to preclude or limit other compensation or benefits as may be provided by the Company at any time, or to limit or reduce any compensation or benefit to which Executive would be entitled but for this Agreement.

     11. Non-Alienation. Executive shall not have any right to pledge, hypothecate, anticipate, or in any way create a lien upon any amounts provided under this Agreement, and no payments or benefits due hereunder shall be assignable in anticipation of payment either by voluntary or involuntary acts or by operation of law. So long as Executive lives, no person, other than the parties hereto, shall have any rights under or interest in this Agreement or the subject matter hereof.

     12. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Company, its successors or assigns, by operation of law or otherwise, including without limitation any corporation or other entity or person which shall succeed (whether directly or indirectly, by purchase, merger, consolidation, or otherwise) to all or substantially all of the business and/or assets of the Company, and the Company will require any parent company or successor, by agreement in form and substance satisfactory to Executive, expressly to assume and agree to perform, or (in the case of a parent company) to guarantee the performance of, this Agreement. Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of Executive and Executive's legal representatives, heirs, and assigns.

     13. Arbitration. Any controversy or claim arising out of or relating to this Agreement or the breach of this Agreement that cannot be resolved by Executive and the Company, including (i) any dispute as to the calculation of the amounts payable hereunder or
(ii) any entitlement under Section 14, shall, at the instance of either Executive or the Company, be submitted to arbitration in Jacksonville, Florida in accordance with Delaware law and the procedures of the American Arbitration Association. The determination of the arbitrator(s) shall be conclusive and, subject to the provision for indemnification in Section 14, binding on the Company and Executive and, subject to Section 20, judgment may be entered on the arbitrator(s)' award in any court having jurisdiction.

     14.  Fees, Expenses and Indemnification.

          (a) The Company shall pay all reasonable legal fees and related expenses (including the costs of experts, evidence and counsel) incurred by Executive as a result of Executive's seeking to obtain or enforce any right or benefit provided by this Agreement, provided Executive substantially prevails in the proceeding.

          (b) Notwithstanding any other provision of this Agreement to the contrary, the Company agrees that during the term of Executive's employment with the Company and subsequent to the occurrence of a termination of Executive's employment, it shall indemnify Executive and hold Executive harmless if Executive is made or threatened to be made a party to any action or proceeding by reason of the fact that Executive was an employee of the Company against expenses, including attorneys' and paralegals' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred as a result of such action or proceeding, or any appeal thereof, if Executive acted in good faith and in a manner that Executive reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that Executive's conduct was unlawful. The Company may pay in advance any expenses, including attorneys' and paralegals' fees, actually and reasonably incurred by Executive in defending any action or proceeding, or any appeal thereof, upon receipt of Executive's undertaking to repay such amounts if it is ultimately determined that Executive is not entitled to be indemnified by the Company as authorized under this Section 14(b).

     15. Severability. If any portion of this Agreement is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not serve to invalidate any portion of this Agreement not declared to be unlawful or invalid. Any section or part of a section so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such section or part of a section to the fullest extent possible while remaining lawful and valid.

     16. Amendment and Waiver. This Agreement shall not be altered, amended or modified except by written instrument executed by the Company and Executive. A waiver of any term, covenant, agreement or condition contained in this Agreement shall not be deemed a waiver of any other term, covenant, agreement or condition, and any waiver of any default in any such term, covenant, agreement or condition shall not be deemed a waiver of any later default thereof or of any other term, covenant, agreement or condition.

     17. Notices. All notices and other communications required hereunder shall be in writing and delivered by hand or by first class registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

      If to the Company:       SafeCard Services, Incorporated
                               7596 Centurion Parkway
                               Jacksonville, Florida 32256
                               Attn:  Chairman & CEO

      If to Executive:         _______________[NAME]

                               ________________________________

                               ________________________________

                               ________________________________

Any party may from time to time designate a new address by notice given in accordance with this Section. Notice and communications shall be effective when actually received by the addressee.

     18. Counterpart Originals. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

     19. Entire Agreement. This Agreement forms the entire agreement between the parties hereto with respect to any severance payments and with respect to the subject matter contained in this Agreement.

     20. Applicable Law. This Agreement and the rights and obligations of the parties hereto shall be governed by and construed and enforced in accordance with the laws of the State of Delaware without giving effect to the conflict of laws principles thereof. Subject to the parties' agreement to arbitrate disputes set forth in Section 13, Executive and the Company hereby irrevocably and unconditionally consent to submit to the exclusive jurisdiction of the courts of the State of Florida or the United States of America located in the State of Florida, County of Duval, for any actions, suits or proceedings arising out of or relating to this Agreement and the transactions contemplated hereby (and the parties agree not to commence any action, suit or proceeding relating hereto except in such courts), and further agree that service of any process, summons, notice or documents by United States registered mail to either party in accordance with Section 17 shall be effective service of process for any action, suit or proceeding brought against the other party in any such court and, absent any statute, rule or order to the contrary, that each party shall have thirty (30) days from actual receipt of any complaint to answer or otherwise plead with respect thereto. The parties hereby irrevocably and unconditionally waive any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby, in the courts of the State of Florida or the United States of America located in the State of Florida, County of Duval, and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.





     IN WITNESS WHEREOF, Executive and the Company have duly executed this Executive Agreement as of the date first above indicated.




             ________________________________________
                             [NAME]


                 SAFECARD SERVICES, INCORPORATED




           By:______________________________________

           Name:____________________________________

           Title:___________________________________